                                                                CONFORMED COPY
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                               PARTICIPATION AGREEMENT


                           Dated as of December 15, 1997

                                        Re:

                                   MW 1997-1 TRUST

           Synthetic Lease of Envelope and Commercial Printing Equipment
                                         to
                              Mail-Well I Corporation


                                       Among

                                Mail-Well I Corporation

                                                                       Lessee


                             KEYBANK NATIONAL ASSOCIATION
                              KEY CORPORATE CAPITAL INC.

                                                  Trust Certificate Purchasers


                             KEYBANK NATIONAL ASSOCIATION,
               not in its individual capacity, except as expressly
                  provided herein, but solely as trustee under
                                MW 1997-1 Trust

                                                                 Lessor Trustee

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

                            TABLE OF CONTENTS


SECTION                      HEADING                                          PAGE

Parties......................................................................   1
Recitals.....................................................................   1

SECTION 1.        COMMITMENTS OF THE TRUST CERTIFICATE PURCHASERS............   1

     Section 1.1.   Advances by Trust Certificate Purchasers.................   1
     Section 1.2.   The Closing Date.........................................   2
     Section 1.3.   Expiration of Commitments................................   2
     Section 1.4.   Several Commitments......................................   2
     Section 1.5.   Acquisition of Equipment by the Lessor Trustee...........   2

SECTION 2.        INTEREST AND CHANGE IN CIRCUMSTANCES.......................   2

     Section 2.1.   Interest Rate............................................   2
     Section 2.2.   Computation of Interest..................................   3
     Section 2.3.   Adverse Determination....................................   3
     Section 2.4.   Invoicing of Periodic Rent...............................   3

SECTION 3.        REPRESENTATIONS AND WARRANTIES.............................   3

     Section 3.1.   Warranties and Representations of KeyBank National
                    Association and the Lessor Trustee.......................   3
     Section 3.2.   Warranties and Representations of the Lessee.............   6
     Section 3.3.   Private Offering.........................................   9
     Section 3.4.   Representations of the Trust Certificate Purchasers;
                    Transfer of Trust Certificates; Participations...........   9

SECTION 4.        CLOSING CONDITIONS.........................................   12

     Section 4.1.   Conditions Precedent to Investment on the Closing Date...   12
     Section 4.2.   Conditions Subsequent to Investment on the Closing Date..   14

SECTION 5.        SPECIAL RIGHTS OF TRUST CERTIFICATE PURCHASERS.............   15

SECTION 6.        LESSEE'S INDEMNITIES.......................................   15

     Section 6.1.   General Indemnification..................................   15
     Section 6.2.   Proceedings in Respect of Claims.........................   17
     Section 6.3.   General Tax Indemnity....................................   18
     Section 6.4.   Indemnity Payments in Addition to Lease Obligations......   21
     Section 6.5.   Increased Costs, etc.....................................   21
     Section 6.6.   Funding Losses...........................................   22

                                      -i-

SECTION 7.        INDEMNITIES OF THE LESSOR TRUSTEE AND THE TRUST CERTIFICATE
                  PURCHASERS.................................................   23

SECTION 8.        CERTAIN INTENTIONS OF THE PARTIES..........................   23

     Section 8.1.   Nature of Transaction....................................   23
     Section 8.2.   Amounts Due Under the Lease..............................   24

SECTION 9.          [INTENTIONALLY OMITTED]..................................   25

SECTION 10.         MISCELLANEOUS............................................   25

     Section 10.1.  Amendments...............................................   25
     Section 10.2.  Notices..................................................   25
     Section 10.3.  Survival.................................................   25
     Section 10.4.  Successors and Assigns...................................   25
     Section 10.5.  Governing Law............................................   25
     Section 10.6.  Counterparts.............................................   25
     Section 10.7.  Headings and Table of Contents...........................   26
     Section 10.8.  Limitations of Liability.................................   26
     Section 10.9.  Transactional Expenses...................................   27

Signatures...................................................................   28


ATTACHMENTS TO THE PARTICIPATION AGREEMENT:

Schedule I   --  Schedule of Trust Certificate Purchasers;
                 Commitments; Applicable Percentages

Schedule II  --  Description of the Account

Schedule III --  Subsidiaries of the Lessee and Ownership of
                 Subsidiary Stock

Annex I      --  Definitions

Annex II     --  Forms of Opinions of Counsel

Exhibit A    --  Lessor Trust Agreement

Exhibit B    --  Equipment Lease

Exhibit C    --  Guaranty Agreement

Exhibit D    --  Form of Notice of Closing

                               PARTICIPATION AGREEMENT

     THIS PARTICIPATION AGREEMENT dated as of December 15, 1997 is among MAIL-WELL I CORPORATION, a Delaware corporation (the "LESSEE"), KEYBANK NATIONAL ASSOCIATION and KEY CORPORATE CAPITAL INC. (the "TRUST CERTIFICATE PURCHASERS"), and KEYBANK NATIONAL ASSOCIATION, a national banking association, not in its individual capacity, except as expressly provided herein, but solely as trustee (the "LESSOR TRUSTEE") under MW 1997-1 Trust created under the Lessor Trust Agreement referred to below.

                                   RECITALS:

     A. The capitalized terms used in this Participation Agreement shall have the respective meanings specified in Annex I attached hereto, unless otherwise herein defined or the context hereof shall otherwise require.

     B. The Lessor Trustee and the Trust Certificate Purchasers have entered into a Lessor Trust Agreement dated as of December 15, 1997 substantially in the form attached hereto as Exhibit A and pursuant to the authorities and directions contained in the said Lessor Trust Agreement, the Lessor Trustee has entered into or proposes to enter into an Equipment Lease substantially in the form attached hereto as Exhibit B between the Lessor Trustee, as lessor, and the Lessee, as lessee, providing for the lease of envelope and commercial printing equipment acquired by the Lessor Trustee under the Operative Agreements.

     C. Concurrently with the execution and delivery of this Agreement, the Guarantors and the Lessee will enter into a Guaranty Agreement substantially in the form attached hereto as Exhibit C.

SECTION 1.     COMMITMENTS OF THE TRUST CERTIFICATE PURCHASERS.

SECTION 1.1. ADVANCES BY TRUST CERTIFICATE PURCHASERS. (a) ADVANCES. Subject to the terms and conditions hereof and on the basis of the representations and warranties hereinafter set forth, each Trust Certificate Purchaser agrees to advance to the Lessor Trustee, on the Closing Date, an amount (an "ADVANCE") equal to the lesser of (i) its Applicable Percentage of the Equipment Cost (set forth opposite such Trust Certificate Purchaser's name on Schedule I hereto) of the Equipment to be funded on the Closing Date and (ii) its Commitment, against delivery by the Lessor Trustee of Trust Certificates in the aggregate principal amount of such Advance and of the series to be purchased by such Trust Certificate Purchaser (set forth opposite such Trust Certificate Purchaser's name on Schedule I hereto). The Trust Certificates delivered to each Trust Certificate Purchaser on the Closing Date will, unless otherwise requested by a Trust Certificate Purchaser, be in the form of a single Trust Certificate registered in the manner set forth on Schedule I hereto.

     (b) FAILURE TO ADVANCE, ETC. If on the Closing Date any Trust Certificate Purchaser shall fail to make the Advance to be made by such Trust Certificate Purchaser on such

MW 1997-1 Trust                                         Participation Agreement

Closing Date pursuant to Section 1.1(a) or if the conditions to the obligation of any Trust Certificate Purchaser specified in Section 4 have not been fulfilled, the Trust Certificate Purchasers may thereupon elect to be relieved of all further obligations under this Agreement. Nothing in this Section shall operate to relieve the Lessee from its obligations hereunder or to waive any of the Trust Certificate Purchasers' rights against the Lessee.

SECTION 1.2. THE CLOSING DATE. The Advances to be made by the Trust Certificate Purchasers hereunder shall be made on one date (the "CLOSING DATE"), not later than the expiration of the commitment of the Trust Certificate Purchasers as set forth in Section 1.3, which date shall be the date designated by the Lessee for delivery and acceptance of the Equipment to be funded on such Closing Date under the Lease. The Lessee shall designate the date on which the Equipment is to be delivered and accepted by the Lessee under the Lease by not less than 3 Business Days' prior written notice to each Trust Certificate Purchaser and the Lessor Trustee, which notice shall be substantially in the form attached hereto as Exhibit D and shall specify the amount of the Advance to be made by each Trust Certificate Purchaser. Each Trust Certificate Purchaser's Advance shall be made available to the Lessor Trustee (Account No. 470589990154) no later than 12:00 Noon, Seattle, Washington time on the Closing Date in Federal Reserve or otherwise immediately available funds current in Seattle, Washington.

SECTION 1.3. EXPIRATION OF COMMITMENTS. The commitment of each Trust Certificate Purchaser under Section 1.1(a) shall expire on December 31, 1997.

SECTION 1.4. SEVERAL COMMITMENTS. The obligations hereunder of the Trust Certificate Purchasers shall be several and not joint and no Trust Certificate Purchaser shall be liable or responsible for the acts or defaults of any other Trust Certificate Purchaser.

SECTION 1.5. ACQUISITION OF EQUIPMENT BY THE LESSOR TRUSTEE. Subject to the terms and conditions hereof and on the basis of the representations and warranties hereinafter set forth and set forth in the other Operative Agreements, the Lessor Trustee agrees to acquire the Equipment to be settled for on the Closing Date at a price equal to the Equipment Cost therefor.

SECTION 2.     INTEREST AND CHANGE IN CIRCUMSTANCES.

SECTION 2.1. INTEREST RATE. Each Trust Certificate shall bear interest on the Outstanding Certificate Balance for Interest Calculations set forth on
Schedule 1-A or Schedule 1-B, as the case may be, to the Trust Agreement for each Interest Period at a rate per annum determined by adding the Applicable Margin for such Interest Period to the Adjusted LIBOR for such Interest Period, provided that if the principal of or interest on any Trust Certificate is not paid when due (whether by lapse of time, acceleration or otherwise) such overdue principal and (to the extent permitted by Applicable
Law) overdue interest shall bear interest, whether before or after judgment, until payment in full thereof at the Overdue Rate. Interest on the Trust Certificates shall be due and payable on the last day of each Interest Period applicable thereto, PROVIDED that any payment of interest which is due on a date which is not a Business Day shall be payable on the next succeeding Business Day,

MW 1997-1 Trust                                         Participation Agreement

unless the result of such extension would be that such payment would be made in another calendar month in which event such payment shall be made on the immediately preceding Business Day, and interest on overdue principal and (to the extent permitted by Applicable Law) interest shall be due and payable upon demand.

SECTION 2.2. COMPUTATION OF INTEREST. All interest on the Trust Certificates shall be computed on the basis of a year of 360 days for the actual number of days elapsed.

SECTION 2.3. ADVERSE DETERMINATION. Notwithstanding any other provisions of this Agreement or of the Trust Certificates or any other Operative Agreement, if at any time any Trust Certificate Purchaser or Certificate Holder shall in good faith make an Adverse Determination, such Trust Certificate Purchaser or Certificate Holder shall promptly so notify the Lessor Trustee and the Lessee and from and after the date specified in such notice the Trust Certificates held by such Trust Certificate Purchaser or Certificate Holder shall bear interest at the Alternate Rate. Any determination made by a Trust Certificate Purchaser or Certificate Holder shall, absent manifest error, be final and conclusive and binding upon all parties.

SECTION 2.4. INVOICING OF PERIODIC RENT. Prior to each Interest Period, the Lessor Trustee shall calculate the interest due on the Trust Certificates for such Interest Period and shall promptly give notice to the Lessee and (with respect to the Trust Certificates held by any Certificate Holder) the Certificate Holders as to the amount so calculated. In addition, the Lessor Trustee shall, at least three Business Days prior to the payment date for any installment of Periodic Rent, give notice to the Lessee and the Lessor Trustee of the amount of such installment. The calculations and notices to be made by the Lessor Trustee pursuant to this Section 2.4 are for the convenience only of the parties hereto; and, any error made by the Lessor Trustee in the calculation of interest due on the Trust Certificates or in the amount of any installment of Periodic Rent or any failure by the Lessor Trustee to give any notice required by this Section 2.4, shall not affect the amount of interest due on the Trust Certificates, the obligation of the Lessee to make the payments of Periodic Rent payable under the Lease or the amount of any such payments of Periodic Rent.

SECTION 3.     REPRESENTATIONS AND WARRANTIES.

SECTION 3.1. WARRANTIES AND REPRESENTATIONS OF KEYBANK NATIONAL ASSOCIATION AND THE LESSOR TRUSTEE. The Lessor Trustee warrants and represents to the Lessee and the Trust Certificate Purchasers in its individual capacity, notwithstanding the provisions of Section 10.8 hereof or any similar provision of any other Operative Agreement, that:

          (a)  KeyBank National Association

          (i) is a national banking association duly organized, validly existing and in good standing under the laws of the United States; and

          (ii) has the corporate power and authority to enter into and perform its obligations under the Trust Agreement.

MW 1997-1 Trust                                         Participation Agreement

          (b) There are no proceedings pending, or to the knowledge of KeyBank National Association threatened, and to the knowledge of KeyBank National Association there is no existing basis for any such proceedings, against or affecting KeyBank National Association in any court or before any governmental authority or arbitration board or tribunal which, if adversely determined, might materially and adversely affect the Lessor Trust Estate or would call into question the right, power and authority of KeyBank National Association or the Lessor Trustee to enter into or perform the Lessor Trustee Agreements.

          (c) The Lessor Trust Estate is free and clear of any Lessor Liens attributable to KeyBank National Association. Except as contemplated by the Operative Agreements, neither KeyBank National Association nor the Lessor Trustee has by affirmative act conveyed any interest in the Lessor Trust Estate to any Person.

          (d) Neither the nature of the Lessor Trust Estate, nor any relationship between KeyBank National Association and any other Person, nor any circumstance in connection with the offer, issue, sale or delivery of Trust Certificates or the execution and delivery of the Lessor Trustee Agreements is such as to require a consent, approval or authorization of, or filing, registration or qualification on the part of KeyBank National Association with, any Federal governmental authority governing the banking and trust powers of KeyBank National Association or any Washington governmental authority in connection with the execution, delivery and performance of the Lessor Trustee Agreements or the offer, issue, sale or delivery of the Trust Certificates.

          (e) This Agreement and the Trust Agreement have been duly authorized by all necessary corporate action on the part of KeyBank National Association, have been duly executed and delivered by KeyBank National Association and constitute the valid and binding obligations of KeyBank National Association, enforceable against KeyBank National Association in accordance with their terms, except as such terms may be limited by bankruptcy, insolvency, moratorium or other similar laws affecting the rights of creditors generally and except as equitable remedies such as specific performance may be in the discretion of the courts.

          (f) The execution and delivery of this Agreement (to the extent entered into in its individual capacity) and the Trust Agreement and compliance by KeyBank National Association, in its individual capacity, with all of the provisions thereof do not and will not contravene any law of the United States or the State of Ohio affecting the banking or trust powers of KeyBank National Association or any order of any court or governmental authority or agency applicable to or binding on the banking and trust powers of KeyBank National Association, or its charter documents or its By-laws, or any indenture, mortgage, contract or other agreement or instrument to which KeyBank National Association is a party or by which it or any of its Property may be bound or affected.

MW 1997-1 Trust                                         Participation Agreement


     The Lessor Trustee, in its fiduciary capacity, warrants and represents to the Trust Certificate Purchasers that:

          (a) The Lessor Trustee, as trustee under the Trust Agreement, assuming due authorization, execution and delivery of the Trust Agreement by the Trust Certificate Purchasers, has full right, power and authority under the Trust Agreement to enter into and perform its obligations, as Lessor Trustee, under the Lessor Trustee Agreements other than the Trust Agreement.

          (b) There are no proceedings pending, or to the knowledge of the Lessor Trustee threatened, and to the knowledge of the Lessor Trustee there is no existing basis for any such proceedings, against or affecting the Lessor Trustee or the Lessor Trust in any court or before any governmental authority or arbitration board or tribunal which, if adversely determined, might materially and adversely affect the Lessor Trust Estate or would call into question the right, power and authority of the Lessor Trustee to enter into or perform the Lessor Trustee Agreements.

          (c) Except as contemplated by the Operative Agreements, the Lessor Trustee has not by affirmative act conveyed any interest in the Lessor Trust Estate to any Person.

          (d) The Lessor Trustee is not in violation of any term of any of the Lessor Trustee Agreements.

          (e) Neither the nature of the Lessor Trust Estate, nor any relationship between the Lessor Trustee or the Lessor Trust and any other Person, nor any circumstance in connection with the offer, issue, sale or delivery of the Trust Certificates or the execution and delivery of the Lessor Trustee Agreements is such as to require a consent, approval or authorization of, or filing, registration or qualification on the part of the Lessor Trustee or the Lessor Trust with, any United States or Washington governmental authority governing the banking or trust powers of the Lessor Trustee in connection with the execution, delivery and performance of the Lessor Trustee Agreements or the offer, issue, sale or delivery of the Trust Certificates.

          (f) The Lessor Trustee Agreements (other than the Trust Agreement) are duly authorized by the Trust Agreement, have been (or, in the case of the Lease Supplement and the Trust Certificates to be delivered on the Closing Date, will on the Closing Date have been) duly executed and delivered by the Lessor Trustee and constitute (or, in the case of the Lease Supplement and the Trust Certificates to be delivered on the Closing Date, will on the Closing Date constitute) the valid and binding obligations of the Lessor Trustee, enforceable against the Lessor Trustee in accordance with their terms, except as such terms may be limited by bankruptcy, insolvency, moratorium or other similar laws affecting the rights of creditors generally and except as equitable remedies such as specific performance may be in the discretion of the courts.

MW 1997-1 Trust                                         Participation Agreement

          (g) The execution and delivery of the Lessor Trustee Agreements and compliance by the Lessor Trustee with all of the provisions thereof do not and will not contravene any law or any order of any court or governmental authority or agency applicable to or binding on the banking and trust powers of the Lessor Trustee, or any indenture, mortgage, contract or other agreement or instrument to which the Lessor Trustee is a party or by which it or any of its Property may be bound or affected.

SECTION 3.2. WARRANTIES AND REPRESENTATIONS OF THE LESSEE. The Lessee warrants and represents that:

          (a) The Lessee is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation, is duly qualified to do business as a foreign corporation and is in good standing in all jurisdictions in which failure to be so qualified would have a materially adverse effect on its business or the performance of its obligations under the Lessee Agreements, and has full corporate power and authority and all necessary licenses and permits to carry on its present business and operations, to own or lease its Properties and to enter into and perform its obligations under the Lessee Agreements.

          (b) The Lessee Agreements have been duly authorized, executed and delivered (or, in the case of the Lease Supplement to be delivered on the Closing Date, will on the Closing Date have been duly executed and delivered) by the Lessee and constitute (or, in the case of the Lease Supplement to be delivered on the Closing Date, will on the Closing Date constitute, as the case may be) legal, valid and binding obligations of the Lessee enforceable against the Lessee in accordance with the respective terms thereof.

          (c) The execution and delivery of the Lessee Agreements and compliance by the Lessee with all of the provisions thereof do not and will not contravene any law, governmental rule or regulation or any order of any court or governmental authority or agency applicable to or binding on the Lessee or contravene the provisions of, or constitute a default under, or result in the creation (except as contemplated by the Operative Agreements) of any Lien upon the Property of the Lessee under, its Certificate of Incorporation or By-laws or any indenture, mortgage, contract or other agreement or instrument to which the Lessee is a party or by which it or any of its Properties may be bound or affected.

          (d) There are no proceedings pending or, to the knowledge of the Lessee, threatened, and to the knowledge of the Lessee there is no existing basis for any such proceedings, against or affecting the Lessee in any court or before any governmental authority or arbitration board or tribunal which, if adversely determined, might individually or in the aggregate materially and adversely affect the Properties, business, profits or condition (financial or otherwise) of the Lessee or impair the ability of the Lessee to perform its obligations under the Lessee Agreements. The Lessee is not in default with respect to any order of any court or governmental authority or arbitration board or tribunal.

MW 1997-1 Trust                                         Participation Agreement


          (e) Neither the nature of the Lessee, or of any of its businesses or Properties, nor any relationship between the Lessee and any other Person, nor any circumstance in connection with the execution and delivery of the Lessee Agreements, nor the consummation of any of the transactions by the Lessee contemplated by the Lessee Agreements, is such as to require a consent, approval or authorization of, or filing, registration or qualification with, any governmental authority on the part of the Lessee in connection with the execution, delivery and performance of the Lessee Agreements.

          (f) The Lessor Trustee will on the Closing Date have good title to the Equipment, free and clear of all Liens other than Permitted Liens.

          (g) None of the transactions contemplated by the Operative Agreements (including, without limitation, the making by the Trust Certificate Purchasers of the Advances) will result in a violation of Section 7 of the Securities Exchange Act of 1934, as amended, or any regulations issued pursuant thereto, including, without limitation, Regulations G, T, U and X of the Board of Governors of the Federal Reserve System, 12 C.F.R.,
     Chapter II. The Lessee does not own or intend to carry or purchase any "margin security" within the meaning of said Regulation G, including margin securities originally issued by it. None of the proceeds from the sale of the Trust Certificates will be used to purchase or carry (or refinance any borrowing the proceeds of which were used to purchase or carry) any "security" within the meaning of the Exchange Act.

          (h) On the Closing Date, all filings necessary or desirable to establish and perfect the Lessor Trustee's title to and interest in the Equipment as against the Lessee and any third parties and to perfect the lien and security interest of the Lessor Trustee under the Lease in the Equipment as against creditors of and purchasers from the Lessee will have been duly made, and the Lease will on the Closing Date create a valid and perfected first priority lien and security interest in the Equipment, effective as against creditors of and purchasers from the Lessee, securing the payment of all obligations of the Lessee under the Lessee Agreements.

          (i) On the Closing Date, the Equipment will be covered by the insurance required by Section 13 of the Lease.

          (j) No Default or Event of Default has occurred and is continuing. The Lessee is not and, but for the passage of time, will not be in violation in any material respect of any term of any charter instrument, by-law or other material agreement or instrument to which it is a party or by which it may be bound. The Lessee is in compliance with all laws, ordinances, governmental rules and regulations to which it is subject, the failure to comply with which would have a material and adverse effect on its operations or condition, financial or otherwise, or would impair the ability of the Lessee to perform its obligations under the Lessee Agreements, and has obtained all licenses, permits, franchises and other governmental authorizations material to the conduct of its business.

MW 1997-1 Trust                                         Participation Agreement


          (k) The execution and delivery of this Participation Agreement and the creation of the Lessor Trust and the issuance and sale of the Trust Certificates under the Operative Agreements will not involve any transaction which is subject to the prohibitions of Section 406 of ERISA or in connection with which a tax could be imposed pursuant to Section 4975 of the Code. The representation by the Lessee in the preceding sentence is made in reliance upon and subject to the accuracy of the representations of the Trust Certificate Purchasers in Section 3.4(b).

          (l) On the Closing Date, all sales, use or transfer taxes payable upon the acquisition by the Lessor Trustee of the Equipment and on the lease of such Equipment to the Lessee will have been paid or such transactions will then be exempt from any such taxes.

          (m) On the Closing Date, no taxes, fees or other charges in connection with the execution and delivery of the Operative Agreements or the issuance and sale of the Trust Certificates are payable.

          (n) Schedule III is (except as noted therein) a complete and correct list of the Lessee's Subsidiaries, showing, as to each Subsidiary, the correct name thereof, the jurisdiction of its organization, and the percentage of shares of each class of its capital stock or similar equity interests outstanding owned by the Lessee and each other Subsidiary.

          (o) The Lessee's chief executive office and principal place of business, and the place where its records concerning the Equipment and all documents relating thereto are kept, is at 23 Inverness Way East, Englewood, Arapahoe County, Colorado.

          (p) On the Closing Date, the description of the Equipment set forth on Schedule 1 to the Lease Supplement delivered on the Closing Date will be true and correct in all material respects and the legal description of any Site attached to the Uniform Commercial Code fixture filings filed on the Closing Date will be true and correct in all material respects.

          (q) The Trust Certificates are not of the same class (within the meaning of Rule 144A under the Act) as securities which are listed on a national securities exchange registered under Section 6 of the Exchange Act or quoted in a U.S. automated inter-dealer quotation system.

          (r) Neither the Lessee nor any person acting on its behalf has offered or sold the Trust Certificates by means of any general solicitation or general advertising within the meaning of Rule 502(c) under the Act; and the Lessee shall not take any action to cause the resale of the Trust Certificates by the Trust Certificate Purchasers to violate Section 5 of the Act.

MW 1997-1 Trust                                         Participation Agreement


          (s) The Lessee has not offered, sold, contracted to sell or otherwise disposed of any securities (as defined in the Act) that are or will be integrated with the sale of the Trust Certificates in a manner that would require registration of the Trust Certificates under the Act.

SECTION 3.3. PRIVATE OFFERING. (a) The Lessee warrants and represents to the Lessor Trustee and the Trust Certificate Purchasers that neither any Guarantor, the Lessee nor Key Global Finance Ltd. (the only Person authorized or employed by the Lessee or the Guarantors as agent, broker, dealer or otherwise in connection with the offering of the Equipment or the offering or sale of the Trust Certificates or any similar Security) has offered any of the Equipment or the Trust Certificates or any similar Security for sale to, or solicited offers to buy any thereof from, or otherwise approached or negotiated with respect thereto with, any prospective purchaser, other than the Trust Certificate Purchasers, each of which was offered a portion of the Trust Certificates at private sale for investment and each of which the Lessee or such agent had reasonable grounds to believe and did believe, and as to the Trust Certificate Purchasers after reasonable inquiry does believe, has such knowledge and experience in financial and business matters that it is capable of evaluating the merits and risks of investment in the Trust Certificates.

     (b) Each of the Lessor Trustee and the Lessee agrees as to itself that neither it nor anyone acting on the behalf of it will offer the Equipment or the Trust Certificates or any part thereof or any similar Security for issue or sale to, or solicit any offer to acquire the Equipment or any of the Trust Certificates from, anyone so as to bring the offering of the Equipment or the issuance and sale of the Trust Certificates within the provisions of Section 5 of the Act.

SECTION 3.4. REPRESENTATIONS OF THE TRUST CERTIFICATE PURCHASERS; TRANSFER OF TRUST CERTIFICATES; PARTICIPATIONS.

     (a) PURCHASE FOR INVESTMENT. Each Trust Certificate Purchaser represents to each other Trust Certificate Purchaser, the Lessor Trustee and the Lessee that either:

          (i) such Trust Certificate Purchaser is purchasing the Trust Certificates to be purchased by it on the Closing Date for the account of such Trust Certificate Purchaser, for investment and with no present intention of distributing or reselling such Trust Certificates or any part thereof, but without prejudice, however, to the right of such Trust Certificate Purchaser at all times to sell or otherwise dispose of all or any part of such Trust Certificates under a registration under the Act, or under an exemption from such registration available under such Act; PROVIDED that the disposition of such Trust Certificates shall at all times be within its control; or

          (ii) such Trust Certificate Purchaser proposes to offer the Trust Certificates for resale upon the terms set forth herein and hereby represents and warrants to, and agrees with, the Lessee and the other Trust Certificate Purchasers, as to itself, that:


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          (A)  Such Trust Certificate Purchaser will offer or sell the Trust
     Certificates only to (1) persons who it reasonably believes are "qualified institutional buyers" within the meaning of Rule 144A under the Act in transactions meeting the requirements of such Rule 144A and (2) persons who such Trust Certificate Purchaser reasonably believes are institutional "accredited investors" within the meaning of Rule 501(a)(1), (2), (3) or
     (7) under the Act.

          (B) Such Trust Certificate Purchaser will not offer or sell any of the Trust Certificates in any jurisdiction except under circumstances that will result in compliance with the Applicable Laws thereof, and that such Trust Certificate Purchaser will take whatever action is required to permit its resale of the Trust Certificates. Trust Certificate Purchaser understands that no action has been taken to permit a public offering in any jurisdiction where action would be required for such purpose.

          (C) Such Trust Certificate Purchaser has not offered or sold and will not offer or sell the Trust Certificates by any form of general solicitation or general advertising, including but not limited to, the methods described in Rule 502(c) under the Act.

     (b) SOURCE OF FUNDS. Each Trust Certificate Purchaser represents to each other Trust Certificate Purchaser, the Lessor Trustee and the Lessee that at least one of the following statements is an accurate representation as to the source of funds (the "SOURCE") to be used by such Trust Certificate Purchaser to make its Advances:

          (i) if such Trust Certificate Purchaser is an insurance company, the Source does not include assets allocated to any separate account maintained by it in which any employee benefit plan (or its related trust) has any interest, other than a separate account that is maintained solely in connection with its fixed contractual obligations under which the amounts payable, or credited, to such plan and to any participant or beneficiary of such plan (including any annuitant) are not affected in any manner by the investment performance of the separate account; or

          (ii) the Source is either (1) an insurance company pooled separate account, within the meaning of Prohibited Transaction Exemption ("PTE") 90-1 (issued January 29, 1990), or (2) a bank collective investment fund, within the meaning of the PTE 91-38 (issued July 12, 1991) and no employee benefit plan or group of plans maintained by the same employer or employee organization beneficially owns more than 10% of all assets allocated to such pooled separate account or collective investment fund; or

          (iii) the Source is an "investment fund" managed by a "qualified professional asset manager" or "QPAM" (as defined in Part V of PTE 84-14, issued March 13, 1984), provided that the Lessee and no "affiliate" of the Lessee (as defined in Section V(c) of PTE 84-14) has at this time, or during the immediately preceding one year has exercised, the authority to appoint or terminate said QPAM as manager of the



                                      -10-


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     assets of any plan whose assets are included in such investment fund or to negotiate the terms of said QPAM's management agreement on behalf of any such plan; or

          (iv) the Source is a governmental plan; or

          (v) the Source does not include assets of any employee benefit plan, other than a plan exempt from the coverage of ERISA.

     (c) REAFFIRMATION ON THE CLOSING DATE. The advance of funds by each Trust Certificate Purchaser on the Closing Date shall constitute a reaffirmation by such Trust Certificate Purchaser of its representations set forth in this
Section 3.4 as of the Closing Date.

     (d) TRANSFER OF TRUST CERTIFICATES. Upon the transfer by any Certificate Holder of any Trust Certificate or a participation therein, the transferee shall be deemed by its acceptance of such Trust Certificate to have made the same representation to the Lessor Trustee, the other Certificate Holders and the Lessee regarding the purchase of such Trust Certificate as the original Trust Certificate Purchasers made pursuant to Section 3.4(b):

     (e) PARTICIPATIONS. Each Trust Certificate Purchaser may sell, transfer, grant or assign participations in all or any part of such Trust Certificate Purchaser's interests and obligations hereunder; PROVIDED that (i) such selling Trust Certificate Purchaser shall remain a "TRUST CERTIFICATE PURCHASER" or "CERTIFICATE HOLDER", as the case may be, for all purposes under the Operative Agreements (such selling Trust Certificate Purchaser's obligations under the Operative Agreements remaining unchanged) and the participant shall not constitute a Trust Certificate Purchaser or a Certificate Holder, as the case may be, hereunder, (ii) no such participant shall have, or be granted, rights to approve any amendment or waiver relating to the Operative Agreements except to the extent any such amendment or waiver would (A) reduce the principal of or rate of interest on the Trust Certificates in which the participant is participating, (B) postpone the date fixed for any payment of principal of or interest on the Trust Certificates in which the participant is participating or date fixed for payment of the closing fee payable pursuant to Section 1.3 to the extent the participant is participating therein, or (C) release, in whole or in part, the Liens of the Lessor Trustee in the Equipment (except as expressly provided in the Operative Agreements) or terminate, in whole or in part, the Guaranty Agreement or modify the obligations guaranteed thereunder, or the unconditional nature of the guaranty thereof, to the extent the participant is participating therein, (iii) sub-participations by the participant (except to an Affiliate, parent company or Affiliate of a parent company of the participant) shall be prohibited and (iv) written notice of each such participation is given to the Lessee. In the case of any such participation, the participant shall not have any rights under the Operative Agreements (the participant's rights against the selling Trust Certificate Purchaser in respect of such participation to be those set forth in the participation agreement with such Trust Certificate Purchaser creating such participation) and all amounts payable by the Lessee hereunder shall be determined as if such Trust Certificate Purchaser had not sold such participation; PROVIDED, HOWEVER, that such participant shall be entitled to receive additional amounts under Section 6 on the same basis as if it were a Trust Certificate



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Purchaser (but only to the extent that such Trust Certificate Purchaser would have been entitled to receive such additional amounts with respect to the interest participated had it not sold such participation). The Lessee shall not be responsible for any costs or expenses incurred by any Trust
Certificate Purchaser in connection with a sale, transfer, grant or assignment of participations pursuant to this clause (e) of Section 3.4.

Section 4.     CLOSING CONDITIONS.

SECTION 4.1. CONDITIONS PRECEDENT TO INVESTMENT ON THE CLOSING DATE. The obligations of each Trust Certificate Purchaser to make its Advance pursuant hereto on the Closing Date and of the Lessor Trustee to acquire and lease the Equipment shall be subject to the following conditions:

     (a) EXECUTION OF OPERATIVE AGREEMENTS. On or before the Closing Date, the following documents shall have been duly executed and delivered by the parties thereto (and copies thereof shall have been provided to the Trust Certificate Purchasers) and shall be in full force and effect, and no default shall exist in the performance by any party thereto (other than such Trust Certificate Purchaser) of any of its obligations thereunder:

          (1)  the Lease;

          (2) the Lease Supplement covering the Equipment and dated the Closing Date;

          (3)  the Trust Agreement;

          (4)  the Guaranty Agreement; and

          (5) a warranty bill of sale, executed by the Seller, dated the Closing Date (a "BILL OF SALE"), in favor of the Lessor Trustee, covering the Equipment.

     (b) TITLE. On the Closing Date, (i) the Lessor Trustee shall have good title to the Equipment, free and clear of liens, encumbrances and rights of others except Permitted Liens; and (ii) the Lessor Trustee and such Trust Certificate Purchaser shall have received evidence satisfactory to it with respect to the matters covered by this Section 4.1(b).

     (c) FILINGS. On or before the Closing Date, all filings and other actions shall have been made and taken as are deemed necessary or appropriate by such Trust Certificate Purchaser in order to (i) perfect the Lessor Trustee's title to and interest in the Equipment as against the Lessee and any third parties, and (ii) perfect the lien and security interest of the Lessor Trustee under the Lease in the Equipment as against creditors of and purchasers from the Lessee will have been duly made.

     (d) CLOSING CERTIFICATE OF LESSOR TRUSTEE. On the Closing Date, such Trust Certificate Purchaser shall have received an Officer's Certificate of the Lessor Trustee dated the Closing Date, the truth and accuracy of which shall be a condition to the obligation of such Trust Certificate Purchaser to make its Advance on the Closing Date, to the effect that



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the warranties and representations of the Lessor Trustee set forth in Section
3.1 are true on the Closing Date with the same effect as though made on and as of that date and that, to the knowledge of the Lessor Trustee, no Default or Event of Default has occurred and is continuing.

     (e) CLOSING CERTIFICATE OF LESSEE AND GUARANTORS. On the Closing Date, such Trust Certificate Purchaser shall have received an Officer's Certificate of (i) the Lessee dated the Closing Date, the truth and accuracy of which shall be a condition to the obligation of such Trust Certificate Purchaser to make its Advance on the Closing Date, to the effect that the warranties and representations of the Lessee set forth in Sections 3.2 and 3.3(a) are true on the Closing Date with the same effect as though made on and as of that date, and (ii) the Guarantors dated the Closing Date, the truth and accuracy of which shall be a condition to the obligation of such Trust Certificate Purchaser to make its Advance on the Closing Date, to the effect that the warranties and representations of the Guarantors contained in Section 5 of the Guaranty Agreement are true on the Closing Date with the same effect as though made on and as of that date.

     (f) CONSENTS UNDER OTHER OBLIGATIONS. All approvals and consents of any trustee or holders of any indebtedness or obligations of the Lessee which in the opinion of such Trust Certificate Purchaser are required in connection with any of the transactions contemplated by this Agreement, shall have been duly obtained, and copies thereof, in form and substance satisfactory to such special counsel, certified by the Secretary or an Assistant Secretary of the Lessee, shall have been delivered to the Lessor Trustee.

     (g) OPINIONS OF COUNSEL. On the Closing Date, such Trust Certificate Purchaser shall have received the favorable written opinions of Rothgerber, Appel, Powers & Johnson, counsel for the Lessee and the Guarantors and Chapman and Cutler, special counsel for the Trust Certificate Purchasers, substantially in the respective forms set forth in Annex II hereto.

     (h) INSURANCE CERTIFICATE. On or before the Closing Date, such Trust Certificate Purchaser shall have received the report of the Lessee's insurance broker and certificates of insurance required pursuant to Section
13.3 of the Lease and such other evidence of the maintenance of the insurance required pursuant to Section 13 of the Lease as such Trust Certificate Purchaser shall request.

     (i) RELATED TRANSACTIONS. Each of the other Trust Certificate Purchasers shall make the Advance to be made by it on the Closing Date.

     (j) TRUST CERTIFICATES. The Lessor Trustee shall have issued to such Trust Certificate Purchaser the Trust Certificate evidencing the Advance made by such Trust Certificate Purchaser on the Closing Date.

     (k) NOTICE OF CLOSING. Each Trust Certificate Purchaser shall have received, at least three (3) Business Days prior to the Closing Date, a notice covering the Equipment to be

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funded on the Closing Date.  The Equipment Cost set forth in such notice of each Item of Equipment shall not exceed the value of such Item of Equipment set forth in the Appraisal.

     (l) APPRAISAL. At least five (5) Business Days prior to the Closing Date, the Lessor Trustee and the Trust Certificate Purchasers shall have received an Appraisal of the Equipment, in form and substance satisfactory to the Lessor Trustee and the Trust Certificate Purchasers, which Appraisal shall show the current fair market value of such Equipment and the estimated future fair market value of such Equipment at the end of the Lease Term.

     (m) GOVERNMENTAL APPROVALS. All necessary approvals of any Governmental Authority required by any Requirement of Law for the purpose of authorizing the Lessor Trustee to acquire the Equipment shall have been obtained or made and be in full force and effect.

     (n) LEGAL INVESTMENT. The Trust Certificates Purchaser shall on the Closing Date qualify as a legal investment for such Trust Certificate Purchaser under any laws regulating investments to which it may be subject.

     (o) PAYMENT OF CLOSING FEE. Key Global Finance Ltd. shall have received from the Lessee its structuring fee payable by the Lessee pursuant to the Off Balance Sheet Debt Proposal dated December 10, 1997 between Lessee and Key Global Finance Ltd.

     (p) UCC SEARCHES. On or before the Closing Date, the Lessor Trustee shall have received such Uniform Commercial Code searches with respect to the Equipment as it shall reasonably request.

     (q) PROCEEDINGS SATISFACTORY. All proceedings taken in connection with the transactions contemplated hereby and all documents and papers relating thereto shall be satisfactory to such Trust Certificate Purchaser, and such Trust Certificate Purchaser shall have received copies of such documents and papers as such Trust Certificate Purchaser may reasonably request in connection therewith, all in form and substance satisfactory to such Trust Certificate Purchaser.

SECTION 4.2. CONDITIONS SUBSEQUENT TO INVESTMENT ON THE CLOSING DATE. On or prior to January 31, 1998, the Lessee shall deliver or cause to be delivered to the Lessor Trustee the following:

          (a) an original Landlord Waiver executed by each owner (other than the Lessee) of each Site on which the Equipment is located; and

          (b) original Uniform Commercial Code termination statements, in form and substance satisfactory to the Lessor Trustee, executed by each secured party of record of each Uniform Commercial Code financing statement (other than any such financing statements filed pursuant hereto) filed with respect to the Equipment and reflected in

MW 1997-1 Trust                                         Participation Agreement


     the Uniform Commercial Code searches received by the Lessor Trustee in accordance with Section 4.1(p).

Section 5.     SPECIAL RIGHTS OF TRUST CERTIFICATE PURCHASERS.

     Notwithstanding any provision to the contrary in this Agreement, the Trust Agreement or any Trust Certificate relating to the manner and place of payment, all amounts payable to each Trust Certificate Purchaser with respect to any Trust Certificate held by such Trust Certificate Purchaser or a nominee for such Trust Certificate Purchaser shall be paid by the Lessor Trustee to such Trust Certificate Purchaser (without any presentment thereof and without any notation of such payment being made thereon) by check, duly mailed, by first class mail, postage prepaid, or delivered to such Trust Certificate Purchaser at the address for payments for such Trust Certificate Purchaser appearing on Schedule I hereto or, if wire transfer to a bank account is designated for such Trust Certificate Purchaser on Schedule I hereto or in a written notice from such Trust Certificate Purchaser to the Lessor Trustee, by wire transfer of immediately available Federal Reserve funds to the bank so designated for credit to the account and marked for attention as so designated, provided that such bank has facilities for the receipt of a wire transfer, or in such other manner or to such other address in the United States as may be designated by such Trust Certificate Purchaser in a written notice from such Trust Certificate Purchaser to the Lessor Trustee. In the case of any wire transfer, the Lessor Trustee will transfer or cause to be transferred not later than 12:00 noon, Seattle, Washington time, on each date any payment or prepayment of principal or interest on the Trust Certificate is due, provided funds therefor have been received by the Lessor Trustee in cash or in solvent credits acceptable to it by 10:00 A.M., Seattle, Washington time, on such date or if not so received promptly upon receipt. Each Trust Certificate Purchaser agrees that if such Trust Certificate Purchaser shall sell or transfer any Trust Certificate, such Trust Certificate Purchaser will notify the Lessee and the Lessor Trustee of the name and address of the transferee and such Trust Certificate Purchaser will, prior to the delivery of such Trust Certificate, make a notation on such Trust Certificate of the date to which interest has been paid thereon and of the amount of any payments or prepayments made on account of the principal thereof.

Section 6.     LESSEE'S INDEMNITIES.

SECTION 6.1. GENERAL INDEMNIFICATION. The Lessee agrees whether or not any of the transactions contemplated hereby shall be consummated, to assume liability for, and to indemnify, protect, defend, save and keep harmless each Indemnified Party, on an After Tax Basis, from and against any and all Claims that may be imposed on, incurred by or asserted against such Indemnified Party (whether because of action or omission by such Indemnified Party or otherwise), whether or not such Indemnified Party shall also be indemnified as to any such Claim by any other Person and whether or not such Claim arises or accrues prior to the Closing Date or after the Expiration Date, in any way relating to or arising out of:

          (a) any of the Operative Agreements or any of the transactions contemplated thereby, and any amendment, modification or waiver in respect thereof;


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MW 1997-1 Trust                                         Participation Agreement

          (b)  the Equipment or any part thereof or interest therein;

          (c) the purchase, design, construction, preparation, installation, inspection, delivery, nondelivery, acceptance, rejection, ownership, management, possession, operation, rental, lease, sublease, repossession, maintenance, repair, alteration, modification, addition or substitution, storage, transfer of title, redelivery, use, financing, refinancing disposition, operation, condition, sale (including without limitation, any sale pursuant to Section 16.2(f) of the Lease or any sale pursuant to
     Section 18 of the Lease), return or other disposition of all or any part or any interest in the Equipment or the imposition of any Lien (or incurring of any liability to refund or pay over any amount as a result of any Lien) thereon, including, without limitation: (1) Claims or penalties arising from any violation of law or in tort (on the basis of strict liability or otherwise), (2) latent or other defects, whether or not discoverable,
     (3) any Claim based upon a violation or alleged violation of the terms of any matter affecting title to the Equipment, (4) the making of any Alterations in violation of any standards imposed by any insurance policies required to be maintained by Lessee pursuant to the Lease which are in effect at any time with respect to the Equipment or any part thereof and
     (5) any Claim for patent, trademark or copyright infringement;

          (d) the breach by Lessee or any Guarantor of any covenant, representation or warranty made by it or deemed made by it in any Operative Agreement or any certificate required to be delivered by any Operative Agreement;

          (e) the retaining or employment of any broker, finder or financial advisor by Lessee to act on its behalf in connection with this Participation Agreement or any other Operative Agreement;

          (f) the existence of any Lien on or with respect to the Equipment, any Periodic Rent or Supplemental Rent, title thereto, or any interest therein including any Liens which arise out of the possession, use or repair of the Equipment, except Lessor Liens; or

          (g) subject to the accuracy of any Trust Certificate Purchaser's representation set forth in Section 3.4, as to such Trust Certificate Purchaser, the transactions contemplated by the Lease or by any other Operative Agreement, in respect of the application of Parts 4 and 5 of Subtitle B of Title I of ERISA and any prohibited transaction described in
     Section 4975(c) of the Code.

PROVIDED, HOWEVER, that the Lessee shall not be required to indemnify any Indemnified Party under this Section 6.1 for any of the following: (1) any Claim to the extent resulting from the willful misconduct or gross negligence of such Indemnified Party (it being understood that the Lessee shall be required to indemnify an Indemnified Party even if the ordinary (but not gross) negligence of such Indemnified Party caused or contributed to such Claim) or the breach of any representation, warranty or covenant of such Indemnified Party set forth in any Operative Agreement, (2) any Claim resulting from Lessor's Liens which the Lessor Trustee or any Certificate Holder is responsible for discharging under the Operative

MW 1997-1 Trust                                         Participation Agreement

Agreements, (3) any Claim arising from a breach or alleged breach by the Certificate Holders of any agreement entered into in connection with the assignment or participation of any Trust Certificate, (4) any Claim resulting from the failure of the Lessee to satisfy the conditions set forth in Section 4.1, PROVIDED that nothing in this clause (4) shall limit the Lessee's liability for any amounts payable pursuant to the Off Balance Sheet Debt Proposal dated December 10, 1997 between the Lessee and Key Global Finance Ltd. and (5) any Claim arising in respect to the Equipment in the period after the Lessee ceases to lease the Equipment from the Lessor Trustee under the Lease, PROVIDED that the facts supporting such Claim occur after such period. It is expressly understood and agreed that the indemnity provided for herein shall survive the expiration or termination of and shall be separate and independent from any remedy under the Lease or any other Operative Agreement. Without limiting the express rights of any Indemnified Party under this Section 6.1, this Section 6.1 shall be construed as an indemnity only and not a guaranty of residual value of the Equipment or as a guaranty of the Trust Certificates.

SECTION 6.2. PROCEEDINGS IN RESPECT OF CLAIMS. In case any action, suit or proceeding shall be brought against any Indemnified Party, such Indemnified Party shall notify the Lessee of the commencement thereof, and the Lessee shall be entitled, at the Lessee's expense, to participate in, and, to the extent that the Lessee desires to, assume and control the defense thereof; PROVIDED, HOWEVER, that the Lessee shall have acknowledged in writing its obligation to fully indemnify such Indemnified Party in respect of such action, suit or proceeding, and the Lessee shall keep such Indemnified Party fully apprised of the status of such action, suit or proceeding and shall provide such Indemnified Party with all information with respect to such action, suit or proceeding as such Indemnified Party shall reasonably request, and PROVIDED, FURTHER, that the Lessee shall not be entitled to assume and control the defense of any such action, suit or proceeding if and to the extent that, (A) in the reasonable opinion of such Indemnified Party,
(x) such action, suit or proceeding involves any risk of imposition of criminal liability or will involve a material risk of the sale, forfeiture or loss of, or the creation of any Lien (other than a Permitted Lien) on the Equipment or any part thereof unless, in the case of civil liability, the Lessee shall have posted a bond or other security satisfactory to the relevant Indemnified Parties in respect to such risk or (y) the control of such action, suit or proceeding would involve an actual or potential conflict of interest, (B) such proceeding involves Claims not fully indemnified by the Lessee which the Lessee and the Indemnified Party have been unable to sever from the indemnified claim(s), or (C) an Event of Default has occurred and is continuing. The Indemnified Party will join in the Lessee's efforts to sever such action. The Indemnified Party may participate at its own expense and with its own counsel in any proceeding conducted by the Lessee in accordance with the foregoing. The Lessee shall not enter into any settlement or other compromise with respect to any Claim which is entitled to be indemnified under Section 6.1 without prior written consent of the Indemnified Party, which consent shall not be unreasonably withheld in the case of a money settlement not involving an admission of liability of such Indemnified Party.

     No Indemnified Party shall enter into any settlement or other compromise with respect to any Claim to which is entitled to be indemnified under
Section 6.1 without the prior written consent of the Lessee, which consent shall not be unreasonably withheld, unless

MW 1997-1 Trust                                         Participation Agreement

such Indemnified Party waives its right to be indemnified under Section 6.1 with respect to such Claim.

     Each Indemnified Party shall at the expense of the Lessee supply the Lessee with such information and documents reasonably requested by the Lessee as are necessary or advisable for the Lessee to participate in any action, suit or proceeding to the extent permitted by Section 6.1.

     Upon payment in full of any Claim by the Lessee pursuant to Section 6.1 to or on behalf of an Indemnified Party, the Lessee, without any further action, shall be subrogated to any and all claims that such Indemnified Party may have relating thereto (other than claims in respect of insurance policies maintained by such Indemnified Party at its own expense), and such Indemnified Party shall execute such instruments of assignment and conveyance, evidence of claims and payment and such other documents, instruments and agreements as may be necessary to preserve any such claims and otherwise cooperate with the Lessee and give such further assurances as are necessary or advisable to enable the Lessee vigorously to pursue such claims.

     Any amount payable to an Indemnified Party pursuant to Section 6.1 shall be paid to such Indemnified Party promptly upon receipt of a written demand therefor from such Indemnified Party, accompanied by a written statement describing in reasonable detail the basis for such indemnity and the computation of the amount so payable.

SECTION 6.3. GENERAL TAX INDEMNITY. (a) INDEMNIFICATION. The Lessee shall pay and assume liability for, and does hereby agree to indemnify, protect and defend the Equipment and all Indemnified Parties from, and hold them harmless against, all Impositions on an After Tax Basis.

     (b) CONTESTS. If any claim shall be made against any Indemnified Party or if any proceeding shall be commenced against any Indemnified Party (including a written notice of such proceeding) for any Imposition as to which the Lessee may have an indemnity obligation pursuant to this Section 6.3, or if any Indemnified Party shall determine that any Imposition with respect to which the Lessee may have an indemnity obligation pursuant to this
Section 6.3 may be payable, such Indemnified Party shall promptly notify the Lessee in writing (PROVIDED that failure to so notify the Lessee shall not alter such Indemnified Party's rights under this Section 6.3 except to the extent such failure effectively precludes or materially adversely affects the ability to conduct a contest of any Impositions) and shall not take any action with respect to such claim, proceeding or Imposition without the written consent of the Lessee (such consent not to be unreasonably withheld or unreasonably delayed) for 30 days after the receipt of such notice by the Lessee; PROVIDED, HOWEVER, that in the case of any such claim or proceeding, if such Indemnified Party shall be required by law or regulation to take action prior to the end of such 30-day period, such Indemnified Party shall in such notice to the Lessee, so inform the Lessee and such Indemnified Party shall not take any action with respect to such claim, proceeding or Imposition without the consent of the Lessee (such consent not to be unreasonably withheld or unreasonably delayed) for 10 days after the receipt of such notice by the Lessee unless such Indemnified

MW 1997-1 Trust                                         Participation Agreement

Party shall be required by law or regulation to take action prior to the end of such 10-day period.

     The Lessee shall be entitled for a period of 30 days from receipt of such notice from such Indemnified Party (or such shorter period as such Indemnified Party has notified the Lessee is required by law or regulation for such Indemnified Party to commence such contest), to request in writing that such Indemnified Party contest in good faith the imposition of such Tax, at the Lessee's expense. If (x) such contest can be pursued in the name of the Lessee and independently from any other proceeding involving a Tax liability of such Indemnified Party for which the Lessee has not agreed to indemnify such Indemnified Party, (y) such contest must be pursued in the name of such Indemnified Party, but can be pursued independently from any other proceeding involving a Tax liability of such Indemnified Party for which the Lessee has not agreed to indemnify such Indemnified Party or (z) such Indemnified Party so requests, then the Lessee shall be permitted to control the contest of such claim, PROVIDED that in the case of a contest described in clause (y), if such Indemnified Party determines reasonably and in good faith that such contest by the Lessee could have a material adverse impact on the business or operations of such Indemnified Party and provides a written explanation to the Lessee of such determination, such Indemnified Party may elect to control or reassert control of the contest, and PROVIDED that by taking control of the contest, the Lessee acknowledges that it is responsible for the Imposition ultimately determined to be due by reason of such claim, and PROVIDED, FURTHER, that in determining the application of clauses (x) and (y) above, each Indemnified Party shall take any and all reasonable steps to segregate claims for any Taxes for which the Lessee indemnifies hereunder from Taxes for which the Lessee is not obligated to indemnify hereunder, so that the Lessee can control the contest of the former. In all other claims requested to be contested by the Lessee, such Indemnified Party shall control the contest of such claim, acting through counsel reasonably acceptable to the Lessee. In no event shall the Lessee be permitted to contest (or such Indemnified Party be required to contest) any claim, (A) if such Indemnified Party provides the Lessee with a legal opinion of counsel reasonably acceptable to the Lessee that such action, suit or proceeding involves a risk of imposition of criminal liability or will involve a material risk of the sale, forfeiture or loss of, or the creation of any Lien (other than a Permitted Lien) on the Equipment or any part thereof unless the Lessee shall have posted and maintained a bond or other security satisfactory to the relevant Indemnified Party in respect to such risk, (B) if an Event of Default has occurred and is continuing, (C) unless the Lessee shall have agreed to pay and shall pay, to such Indemnified Party on demand all reasonable out-of-pocket costs, losses and expenses that such Indemnified Party actually incurs in connection with contesting such Imposition including all reasonable legal, accounting and investigatory fees and disbursements, or (D) if such contest shall involve the payment of the Tax prior to the contest, unless the Lessee shall provide to such Indemnified Party an interest-free advance in an amount equal to the Imposition that the Indemnified Party is required to pay (with no additional net after-tax costs to such Indemnified Party). In addition for Indemnified Party controlled contests and claims contested in the name of such Indemnified Party in a public forum, no contest shall be required: (A) unless the amount of the potential indemnity (taking into account all similar or logically related claims that have been or could be raised in any audit involving any or all such Indemnified Parties with respect to any period for which the Lessee may be liable to

MW 1997-1 Trust                                         Participation Agreement

pay an indemnity under this Section 6.3(b)) exceeds $250,000 and
(B) unless, if requested by such Indemnified Party, the Lessee shall have provided to such Indemnified Party an opinion of counsel selected by the Lessee (which may be in-house counsel) (except, in the case of income Taxes indemnified hereunder, in which case such opinion shall be an opinion of independent tax counsel selected by such Indemnified Party and reasonably acceptable to the Lessee) that a reasonable basis exists to contest such claim (or, in the case of an appeal of any adverse determination, an opinion of such counsel to the effect that the position asserted in such appeal will more likely than not prevail). In no event shall an Indemnified Party be required to appeal an adverse judicial determination to the United States Supreme Court.

     The party controlling the contest shall consult in good faith with the other party and its counsel with respect to the contest of such claim for Taxes (or claim for refund) but the decisions regarding what actions are to be taken shall be made by the controlling party in its sole judgment, PROVIDED, HOWEVER, that if such Indemnified Party is the controlling party and the Lessee recommends the acceptance of a settlement offer made by the relevant Governmental Authority and such Indemnified Party rejects such settlement offer then the amount for which the Lessee will be required to indemnify such Indemnified Party with respect to the Taxes subject to such offer shall not exceed the amount which it would have owed if such settlement offer had been accepted. In addition, the controlling party shall keep the non-controlling party reasonably informed as to the progress of the contest, and shall provide the non-controlling party with a copy of (or appropriate excerpts from) and reports or claims issued by the relevant auditing agents or taxing authority to the controlling party thereof, in connection with such claim or the contest thereof.

     Each Indemnified Party shall, at the Lessee's expense, supply the Lessee with such information and documents reasonably requested by the Lessee as are necessary or advisable for the Lessee to participate in any action, suit or proceeding to the extent permitted by this Section 6.3(b). Notwithstanding anything in this Section 6.3(b) to the contrary, no Indemnified Party shall enter into any settlement or other compromise or fail to appeal an adverse ruling with respect to any claim for which it may be entitled to be indemnified under this Section 6.3 (and with respect to which contest is required under this Section 6.3(b)) without the prior written consent of the Lessee, unless such Indemnified Party waives its right to be indemnified under this Section 6.3 with respect to such claim.

     Notwithstanding anything contained herein to the contrary, an Indemnified Party will not be required to contest (and the Lessee shall not be permitted to contest) a claim with respect to the imposition of any Tax if such Indemnified Party shall waive its right to indemnification under this
Section 6.3 with respect to such claim (and any claim with respect to such year or any other taxable year the contest of which is materially adversely affected as a result of such waiver).

     (c)  [Intentionally omitted]

     (d) PAYMENTS. Any Imposition indemnifiable under this Section 6.3 shall be paid directly when due to the applicable taxing authority if direct payment is practicable and permitted. If direct payment to the applicable taxing authority is not permitted or is

MW 1997-1 Trust                                         Participation Agreement

otherwise not made, any amount payable to an Indemnified Party pursuant to this Section 6.3 shall be paid within thirty (30) days after receipt of a written demand therefor from such Indemnified Party accompanied by a written statement describing in reasonable detail the amount so payable, but not before two (2) Business Days prior to the date that the relevant Taxes are due. Any payments made pursuant to this Section 6.3 shall be made directly to such Indemnified Party entitled thereto or the Lessee, as the case may be, in immediately available funds at such bank or to such account as specified by the payee in written directions to the payor, or, if no such direction shall have been given, by check of the payor payable to the order of the payee by certified mail, postage prepaid at its address as set forth in
Schedule I hereto or beneath its signature below, as the case may be. Upon the request of any Indemnified Party with respect to a Tax that the Lessee is required to pay, the Lessee shall furnish to such Indemnified Party the original or a certified copy of a receipt for the Lessee's payment of such Tax or such other evidence of payment as is reasonably acceptable to such Indemnified Party.

     (e) REPORTS. In the case of any report, return or statement required to be filed with respect to any Taxes that are subject to indemnification under this Section 6.3 and of which the Lessee has knowledge, the Lessee shall promptly notify such Indemnified Party of such requirement and, at the Lessee's expense (i) if the Lessee is permitted (unless otherwise required by such Indemnified Party) by Applicable Law, timely file such report, return or statement in its own name or (ii) if such report, return or statement is required to be in the name of or filed by such Indemnified Party or such Indemnified Party otherwise requests that such report, return or statement be filed in its name (if allowed under Applicable Law), prepare and finish such statement for filing by such Indemnified Party in such manner as shall be satisfactory to such Indemnified Party and send the same to such Indemnified Party for filing no later than 15 days prior to the due date therefor. In any case in which such Indemnified Party will file any such report, return or statement, the Lessee shall, upon written request of such Indemnified Party, provide such Indemnified Party with such information as is reasonably necessary to allow such Indemnified Party to file such report, return or statement.

     (f) TAX OWNERSHIP. Each Indemnified Party represents and warrants that it will not, prior to the termination of the Lease, claim ownership of (or any tax benefits, including depreciation, with respect to) the Equipment for any income tax purposes (unless required to do so by a Governmental Authority), it being understood that it is the intention of all parties to this transaction that the Lessee is and will remain the owner of the Equipment for such income tax purposes until the termination of the Lease.

SECTION 6.4. INDEMNITY PAYMENTS IN ADDITION TO LEASE OBLIGATIONS. The Lessee acknowledges and agrees that the Lessee's obligations to make indemnity payments under this Section 6 are separate from, in addition to, and do not reduce, the Lessee's obligation to pay any amounts owing from time to time under the Lease.

SECTION 6.5. INCREASED COSTS, ETC. If the adoption of or any change in a Requirement of Law or in the interpretation or application thereof applicable to any Certificate Holder, or compliance by any Certificate Holder with any request or directive (whether or not having

MW 1997-1 Trust                                         Participation Agreement

the force of law) from any central bank or other Governmental Authority, in each case made subsequent to the Closing Date (or, if later, the date on which such Certificate Holder becomes a Certificate Holder):

          (i) shall subject such Certificate Holder or the Trust Certificates to any tax of any kind whatsoever with respect to any Advance made, continued or maintained by it or its obligation to make, continue or maintain Advances, or shall change the basis of taxation of payments to such Certificate Holder in respect thereof (except for any changes in taxes measured by or imposed upon the overall gross or net income, franchise or other taxes (imposed in lieu of such net income tax), of such Certificate Holder or its applicable lending office or branch); or

          (ii) shall impose, modify or hold applicable any reserve, special deposit, compulsory loan or similar requirement against assets held by, deposits or other liabilities in or for the account of, Trust Certificates, loans or other extensions of credit by, or any other acquisition of funds by, any office of such Certificate Holder which is not otherwise already included in the determination hereunder of the interest rate applicable to the Trust Certificates held by such Certificate Holder; or

          (iii) shall change the basis of taxation of payments of principal and interest due from the Lessee to such Certificate Holder hereunder or under the Trust Certificates (other than by a change in taxation of the overall gross or net income of such Certificate Holder); or

          (iv) shall impose on such Certificate Holder any other condition (excluding any Tax of any kind) affecting its Advances or its obligation to make Advances;

and the result of any of the foregoing is to increase the cost to such Certificate Holder of making, continuing or maintaining any Advance hereunder or to reduce any amount receivable by such Certificate Holder in respect thereof, then, in any such case, upon notice to the Lessee from such Certificate Holder, through the Lessor Trustee, in accordance herewith, the Lessee shall pay such Certificate Holder any additional amounts necessary to compensate such Certificate Holder for such increased cost or reduced amount receivable. All payments required by this Section 6.5 shall be made by the Lessee within fifteen (15) Business Days after demand by the affected Certificate Holder. If any Certificate Holder makes a claim for compensation, it shall provide to the Lessee a certificate setting forth the computation of the increased cost or reduced amount as a result of any event mentioned herein in reasonable detail and such certificate shall be conclusive if reasonably determined. This covenant shall survive the termination of this Participation Agreement and the payment of the Trust Certificates and all other amounts payable hereunder.

SECTION 6.6. FUNDING LOSSES. The Lessee agrees to indemnify each Indemnified Party and to hold each Indemnified Party harmless from any loss or expense which such Indemnified Party may sustain or incur (other than through such Person's own gross negligence or willful misconduct) as a consequence of (a) failure of the Closing Date to occur as scheduled or the Lease to be renewed pursuant to Section 18.2 of the Lease after
                                   -22-

MW 1997-1 Trust                                         Participation Agreement

Lessee has given a notice requesting the same in accordance with the provisions of this Participation Agreement or the Lease, as the case may be,
(b) default by the Lessee in making any payment of Rent after the Lessee has given a notice of a termination of the Lease in accordance with the provisions of the Lease, or (c) the making of a payment or prepayment of Trust Certificates on a day which is not the last day of an Interest Period with respect thereto. This covenant shall survive the termination of this Participation Agreement or any other Operative Agreement and the payment of the Trust Certificates and all other amounts payable under the Operative Agreements.

SECTION 7.  INDEMNITIES OF THE LESSOR TRUSTEE AND THE TRUST CERTIFICATE
            PURCHASERS.

     Each of KeyBank National Association and each Trust Certificate Purchaser (referred to in this Section as the "INDEMNITORS") hereby severally agrees for the benefit of each other Indemnitor (referred to in this Section as the "INDEMNITEES") that at all times the Lessor Trust Estate shall be free of any Lessor's Liens attributable to such Indemnitor and that such Indemnitor will at its own cost and expense promptly take such action as may be necessary duly to discharge any such Lessor's Lien, provided that no such Lessor's Lien need be discharged so long as it is being contested by a Permitted Contest. Each Indemnitor further agrees to indemnify and hold harmless the Indemnitees from and against any costs or expenses (including reasonable legal fees and expenses) incurred, in each case, as a result of the imposition or enforcement of any such Lessor's Lien.

     Each Indemnitor hereby severally agrees for the benefit of the Lessee that at all times the Equipment shall be free of any Lessor's Lien attributable to such Indemnitor which impairs the right, title or interest of the Lessee under the Lease and that such Indemnitor will at its own cost and expense promptly take such action as may be necessary duly to discharge any such Lessor's Lien, provided that no such Lessor's Lien need be discharged so long as it is being contested by a Permitted Contest; and such Indemnitor further agrees to indemnify and hold harmless the Lessee from and against any costs or expenses (including reasonable legal fees and expenses) incurred, in each case, as a result of the imposition or enforcement of any such Lessor's Lien which impairs the right, title or interest of the Lessee under the Lease.

     The agreements of KeyBank National Association in this Section 7 are made in its individual capacity and not as Lessor Trustee.

SECTION 8.     CERTAIN INTENTIONS OF THE PARTIES.

SECTION 8.1. NATURE OF TRANSACTION. (a) The parties hereto intend that (i) for financial accounting purposes with respect to the Lessee, the Lessor Trust will be treated as the owner and the lessor of the Property and the Lessee will be treated as the lessee of the Property and (ii) for all other purposes, including federal and all state and local income tax purposes, state real estate and commercial law and bankruptcy purposes,

MW 1997-1 Trust                                         Participation Agreement

          (A)  the Lease will be treated as a financing arrangement,

          (B) the Certificate Holders will be deemed lenders making loans to the Lessee in an amount equal to the principal amount of the Trust Certificates from time to time outstanding, which amounts are secured by the Equipment, and

          (C) the Lessee will be treated as the owner of the Equipment and will be entitled to all tax benefits ordinarily available to an owner of equipment like the Equipment for such tax purposes.

Nevertheless, the Lessee acknowledges and agrees that neither the Trust Certificate Purchasers nor any of the Certificate Holders has made any representations or warranties to the Lessee concerning the tax, accounting or legal characteristics of the Operative Agreements and that the Lessee has obtained and relied upon such tax, accounting and legal advice concerning the Operative Agreements as it has deemed appropriate.

     (b)  Specifically, without limiting the generality of clause (a) of this
Section 8.1, the parties hereto intend and agree that in the event of any insolvency or receivership proceedings or a petition under the United States bankruptcy laws or any other applicable insolvency laws or statute of the United States of America or any State or Commonwealth thereof affecting the Lessee, any Guarantor, the Lessor Trust, the Lessor Trustee or the Certificate Holders or any collection actions, the transactions evidenced by the Operative Agreements shall be regarded as loans made by the Certificate Holders as unrelated third party lenders of the Lessee.

SECTION 8.2. AMOUNTS DUE UNDER THE LEASE. Anything herein or elsewhere in the Operative Agreements to the contrary notwithstanding, it is the intention of the Lessee and the Trust Certificate Purchasers that except for unindemnified taxes: (i) the amount and timing of installments of Periodic Rent due and payable from time to time from the Lessee under the Lease shall be equal to the aggregate payments due and payable as mandatory prepayments pursuant to Section 6.2(b) of the Trust Agreement and as interest on the Trust Certificates on each Scheduled Payment Date; (ii) if the Lessee becomes obligated to purchase the Equipment under the Lease (including, but not limited to, Section 18.1 thereof), the unpaid principal of and interest on the Trust Certificates and all other obligations of the Lessee owing to the Trust Certificate Purchasers, the Lessor Trustee and the Certificate Holders shall be due and payable in full by the Lessee on the date set forth in the Lease (iii) if the Lessee shall sell the Equipment pursuant to Section 18.3 of the Lease, the Lessee shall only be required to pay to the Lessor Trustee the proceeds of the sale of the Equipment, and any other amounts due under
Section 18.4 of the Lease (which aggregate amounts may be less than the Lease Balance, with any amount in excess of the Lease Balance being payable to the Lessee); and (iv) upon an Event of Default resulting in an acceleration of the Lessee's obligation to purchase the Equipment under the Lease, the amounts then due and payable by the Lessee under the Lease shall include all amounts necessary to pay in full the Lease Balance, plus all other amounts then due from the Lessee to the Lessor Trustee and the Trust Certificate Purchasers under the Operative Agreements.

MW 1997-1 Trust                                         Participation Agreement

SECTION 9.     [INTENTIONALLY OMITTED]

SECTION 10.    MISCELLANEOUS.

SECTION 10.1. AMENDMENTS. This Agreement may, from time to time and at any time, be amended or supplemented, by an instrument or instruments in writing executed by the parties hereto.

SECTION 10.2. NOTICES. All notices and other communications provided for herein (unless otherwise provided for by the specific provisions hereof) shall be in writing. Notices and other communications shall be deemed to have been given (unless otherwise required by the specific provisions hereof in respect of any matter) when delivered personally or otherwise actually received or five days after being deposited in the United States mail, registered, postage prepaid, or when sent by facsimile (with receipt of such facsimile confirmed by telephone and a copy of such notice or communication sent by a prepaid courier having a national reputation for reliability (e.g., Federal Express)) to the parties hereto at their addresses set forth on
Schedule I hereto in the case of the Trust Certificate Purchasers, and beneath their respective signatures below, in the case of the other parties hereto, or at such other place as any such party may designate by notice duly given in accordance with this Section to the other parties.

SECTION 10.3. SURVIVAL. All warranties, representations and covenants made by any party herein or in any certificate or other instrument delivered by any party to any other party under this Agreement shall be considered to have been relied upon by such other party and shall survive the consummation of the transactions contemplated hereby on the Closing Date regardless of any investigation made by such other party or on behalf of such other party. All statements in any such certificate or other instrument by the Lessor Trustee or the Lessee, or on behalf of the Lessor Trustee or the Lessee, under this Agreement shall constitute warranties and representations by the Lessor Trustee or, as the case may be, the Lessee hereunder.

SECTION 10.4. SUCCESSORS AND ASSIGNS. This Agreement shall be binding upon and shall inure to the benefit of, and shall be enforceable by, the parties hereto and their respective successors and assigns including each successive holder of any Trust Certificate issued and delivered pursuant to this Agreement and the Trust Agreement whether or not an express assignment to any such holder of rights under this Agreement has been made.

SECTION 10.5. GOVERNING LAW. This Agreement shall be governed by and construed in accordance with the laws of the State of New York (excluding choice-of-law principles of the law of such State that would require the application of the laws of a jurisdiction other than such State).

SECTION 10.6. COUNTERPARTS. This Agreement may be executed in any number of counterparts, each executed counterpart constituting an original but all together only one Agreement.

MW 1997-1 Trust                                         Participation Agreement

SECTION 10.7. HEADINGS AND TABLE OF CONTENTS. The headings of the Sections of this Agreement and the Table of Contents are inserted for purposes of convenience only and shall not be construed to affect the meaning or construction of any of the provisions hereof and any reference to numbered Sections, unless otherwise indicated, are to Sections of this Agreement.

SECTION 10.8.  LIMITATIONS OF LIABILITY.

     (a) LIABILITIES OF THE TRUST CERTIFICATE PURCHASERS. No Trust Certificate Purchaser shall have any obligation or duty to the Lessee, to any other Trust Certificate Purchaser or to others with respect to the transactions contemplated hereby except those obligations or duties of such Trust Certificate Purchaser expressly set forth in this Agreement and the other Operative Agreements and no Trust Certificate Purchaser shall be liable for performance by any other party hereto of such other party's obligations or duties hereunder. Without limitation of the generality of the foregoing, under no circumstances whatsoever shall any Trust Certificate Purchaser be liable to the Lessee, nor shall any Trust Certificate Purchaser be liable to any other Trust Certificate Purchaser, for any action or inaction on the part of the Lessor Trustee in connection with the transactions contemplated herein, whether or not such action or inaction is caused by willful misconduct or gross negligence of the Lessor Trustee.

     (b) NO RECOURSE TO KEYBANK NATIONAL ASSOCIATION. It is expressly understood and agreed by and between the Lessor Trustee, the Lessee and the Trust Certificate Purchasers and any Certificate Holder and their respective successors and assigns that, subject to the proviso to this paragraph, this Agreement is (except as otherwise expressly provided herein) executed by KeyBank National Association, not individually or personally but solely as trustee under the Trust Agreement in the exercise of the power and authority conferred and vested in it as such trustee, that each and all of the representations, warranties, undertakings and agreements herein made on the part of the Lessor Trustee are made and intended not as personal representations, warranties, undertakings and agreements by KeyBank National Association or for the purpose or with the intention of binding KeyBank National Association personally, but are made and intended for the purpose of binding only the Lessor Trust Estate, that this Agreement is executed and delivered by KeyBank National Association solely in the exercise of the powers expressly conferred upon KeyBank National Association as trustee under the Trust Agreement, that actions to be taken by the Lessor Trustee pursuant to its obligations hereunder may be taken by the Lessor Trustee only upon specific authority of the Certificate Holders, that nothing herein contained shall be construed as creating any liability of KeyBank National Association, individually or personally, or any incorporator or any past, present or future subscriber to the capital stock of, or stockholder, officer or director of KeyBank National Association, to perform any covenant either express or implied contained herein, all such liability, if any, being expressly waived by the Lessee, each Trust Certificate Purchaser and any Certificate Holder and any person claiming by, through or under such persons, and that so far as KeyBank National Association, individually or personally is concerned, subject to the proviso to this paragraph, the Lessee, each Trust Certificate Purchaser and any Certificate Holder and any person claiming by, through or under such persons shall look solely to the Lessor Trust Estate for the

MW 1997-1 Trust                                         Participation Agreement

performance of any obligation of KeyBank National Association under this Agreement; PROVIDED, HOWEVER, that nothing in this Section 10.8 shall be construed (i) to limit in scope or substance those representations, warranties, undertakings and agreements of KeyBank National Association made expressly in its individual capacity set forth in Section 3.1 or the indemnities of KeyBank National Association in its individual capacity set forth in Section 7, or (ii) to relieve KeyBank National Association from liability for its own willful misconduct or gross negligence. The term "LESSOR TRUSTEE" as used in this Participation Agreement shall include any trustee succeeding KeyBank National Association as trustee under the Trust Agreement. Nothing contained in this Agreement shall restrict the operation of the provisions of the Trust Agreement, including, without limitation, the resignation or removal of the Lessor Trustee thereunder.

SECTION 10.9. TRANSACTIONAL EXPENSES. Whether or not the transactions contemplated by this Agreement are consummated, the Lessee will pay all expenses relating to the transactions contemplated by this Agreement. If the transactions contemplated by this Agreement are consummated, the Lessee shall in any event pay: (i) the fees and expenses of counsel for the Lessee; (ii) the fees and expenses of Chapman and Cutler, special counsel for the Trust Certificate Purchasers; (iii) the cost of delivering to or from the home office of each Trust Certificate Purchaser from or to the Lessor Trustee, insured to the satisfaction of such Trust Certificate Purchaser, the Trust Certificates issued to such Trust Certificate Purchaser on the Closing Date and any Trust Certificates surrendered pursuant to the Trust Agreement and the Trust Certificates issued in substitution or replacement for the surrendered Trust Certificates; (iv) all stamp, transfer and other similar taxes, fees and excise, if any, including any interest and penalties, which are payable in connection with the transactions contemplated by this Agreement, the Trust Certificates and the other Operative Agreements; (v) the expenses of the Lessor Trustee and the Trust Certificate Purchasers, including fees and expenses of their counsel, in connection with any amendments, waivers or consents requested by any party in connection with any of the Operative Agreements and all recording and filing fees, stamp taxes and other recording or filing taxes in connection with the recordation or filing of any such amendments, waivers and consents and in connection with any continuation statements or other documents filed to maintain and protect the rights of the parties under the Operative Agreements; (vi) the initial and ongoing fees and expenses of the Lessor Trustee under the Trust Agreement, including fees and expenses incurred in connection with the enforcement of the obligations of the Lessee and the Guarantors under the Operative Agreements; (vii) the fees of Key Global Finance Ltd., as arranger, in connection with the transactions contemplated hereby as specified in
Section 4.1(o); and (viii) the fees and expenses relating to the Appraisal delivered on the Closing Date.

MW 1997-1 Trust                                         Participation Agreement

     IN WITNESS WHEREOF, the parties hereto have caused this Participation Agreement to be executed and delivered, all as of the date first above written.

LESSEE                           MAIL-WELL I CORPORATION


                                 By /s/ Kevin R. Howley
                                    -----------------------------------
                                    Its Vice President-Treasurer

                                 23 Inverness Way East
                                 Suite 160
                                 Englewood, Colorado  80112
                                 Attention:  General Counsel
                                 Telecopy:  303-397-7400

LESSOR TRUSTEE
                                 KEYBANK NATIONAL ASSOCIATION, as
                                 trustee under MW 1997-1 Trust and to the extent expressly provided above individually


                                 By /s/ Mark Sunderland
                                    -----------------------------------
                                    Its Vice President

                                 700 Fifth Avenue
                                 Seattle, Washington  98111-0090
                                 Attention:  Large Corporate Group
                                 Telecopy:  (206) 684-6035

TRUST CERTIFICATE PURCHASER      KEYBANK NATIONAL ASSOCIATION
- SERIES A


                                 By /s/ Mark Sunderland
                                    -----------------------------------
                                    Its Vice President

MW 1997-1 Trust                                         Participation Agreement

TRUST CERTIFICATE PURCHASER      KEY CORPORATE CAPITAL INC.
- SERIES B


                                 By /s/ Paul M. Sciandra
                                    -----------------------------------
                                    Its Vice President